Exhibit 99.1

NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer

                                      Telephone:      (503) 220-0988

                         BARRETT BUSINESS SERVICES, INC.
               ANNOUNCES THIRD QUARTER 2004 OPERATING RESULTS AND
                           FINANCIAL GUIDANCE FOR 4Q04

      PORTLAND, OREGON, OCTOBER 27, 2004 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $2,448,000 for the third quarter ended September 30, 2004, an improvement of $1,505,000 over net income of $943,000 for the third quarter of 2003. Diluted earnings per share for the 2004 third quarter was $.40, as compared to diluted earnings per share of $.16 for the same quarter a year ago.

      Net revenues for the third quarter ended September 30, 2004 totaled $54.7 million, an increase of approximately $19.9 million or 57.2% over the $34.8 million for the same quarter in 2003.

                                                   (Unaudited)              (Unaudited)
                                               Third Quarter Ended       Nine Months Ended
                                                  September 30,            September 30,
                                              --------------------    --------------------
          Results of Operations                 2004        2003        2004        2003
-------------------------------------------   --------    --------    --------    --------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                           $ 35,673    $ 26,727    $ 91,197    $ 69,883
  Professional employer service fees            19,006       8,046      51,796      16,189
                                              --------    --------    --------    --------
    Total revenues                              54,679      34,773     142,993      86,072
                                              --------    --------    --------    --------
Cost of revenues:
  Direct payroll costs                          26,436      19,740      67,307      51,617
  Payroll taxes and benefits                    11,376       6,181      33,556      14,371
  Workers' compensation                          6,094       2,622      15,774       6,029
                                              --------    --------    --------    --------
    Total cost of revenues                      43,906      28,543     116,637      72,017
                                              --------    --------    --------    --------
Gross margin                                    10,773       6,230      26,356      14,055
Selling, general and administrative expenses     6,404       4,461      17,637      11,926
Depreciation and amortization                      257         256         752         807
                                              --------    --------    --------    --------
Income from operations                           4,112       1,513       7,967       1,322
Other income (expense), net                         73         (62)        132        (136)
                                              --------    --------    --------    --------
Income before taxes                              4,185       1,451       8,099       1,186
Provision for income taxes                       1,737         508       3,205         419
                                              --------    --------    --------    --------
Net income                                    $  2,448    $    943    $  4,894    $    767
                                              ========    ========    ========    ========
Basic earnings per share                      $    .43     $   .17    $    .86    $    .13

                                              ========    ========    ========    ========
Weighted average basic shares outstanding        5,739       5,645       5,720       5,700
                                              ========    ========    ========    ========
Diluted earnings per share                    $    .40    $    .16    $    .80    $    .13
                                              ========    ========    ========    ========
Weighted average diluted shares outstanding      6,144       5,927       6,140       5,805
                                              ========    ========    ========    ========


      The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles ("GAAP"), is presented for comparison purposes and because management believes such information is more informative as to the

Barrett Business Services, Inc.
News Release - Third Quarter 2004
October 27, 2004


level of the Company's business activity and more useful in managing its operations.


                                             (Unaudited)               (Unaudited)
                                          Third Quarter Ended       Nine Months Ended
($ in thousands)                            September 30,              September 30,
                                         --------------------      --------------------
                                           2004        2003          2004        2003
                                         --------   ---------      --------    --------
Revenues:
  Staffing services                      $ 35,673    $ 26,727      $ 91,197    $ 69,883
  Professional employer services          109,435      46,886       299,139      95,767
                                         --------   ---------      --------    --------
    Total revenues                        145,108      73,613       390,336     165,650
                                         --------   ---------      --------    --------

Cost of revenues:
  Direct payroll costs                    115,580      57,977       311,337     130,592
  Payroll taxes and benefits               11,376       6,181        33,555      14,371
  Workers' compensation                     7,379       3,225        19,088       6,632
                                         --------   ---------      --------    --------
    Total cost of revenues                134,335      67,383       363,980     151,595
                                         --------   ---------      --------    --------
Gross margin                             $ 10,773    $  6,230      $ 26,356    $ 14,055
                                         ========   =========      ========    ========


      A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2004 and 2003 (in thousands):


                         Gross Revenue                                        Net Revenue
                        Reporting Method         Reclassification          Reporting Method
                     ---------------------     ---------------------    ----------------------
                       2004         2003         2004         2003        2004          2003
                     --------     --------     --------     --------    --------      --------
Revenues:
  Staffing services  $ 35,673     $ 26,727     $      -     $      -    $ 35,673      $ 26,727
  Professional
   employer services  109,435       46,886      (90,429)     (38,840)     19,006         8,046
                     --------     --------     --------     --------    --------      --------
    Total revenues   $145,108     $ 73,613     $(90,429)    $(38,840)   $ 54,679      $ 34,773
                     ========     ========     ========     ========    ========      ========

Cost of revenues:    $134,335     $ 67,383     $(90,429)    $(38,840)   $ 43,906      $ 28,543
                     ========     ========     ========     ========    ========      ========


For the nine months ended September 30, 2004 and 2003 (in thousands):

                         Gross Revenue                                        Net Revenue
                        Reporting Method         Reclassification           Reporting Method
                     ---------------------     ---------------------    ----------------------
                       2004         2003         2004         2003         2004         2003
                     --------     --------     ---------    --------    --------      --------
Revenues:
  Staffing services  $ 91,197     $ 69,883     $       -    $      -    $ 91,197      $ 69,883
  Professional
   employer services  299,139       95,767      (247,343)    (79,578)     51,796        16,189
                     --------     --------     ---------    --------    --------      --------
    Total revenues   $390,336     $165,650     $(247,343)   $(79,578)   $142,993      $ 86,072
                     ========     ========     =========    ========    ========      ========

Cost of revenues:    $363,980     $151,595     $(247,343)   $(79,578)   $116,637      $ 72,017
                     ========     ========     =========    ========    ========      ========


      William W. Sherertz, President and Chief Executive Officer, commented that: "We are very pleased with the continued momentum of our earnings and revenue growth, as well as the strengthening of our balance sheet. Our third quarter represents the eighth consecutive quarter in which our operating results improved over the comparable period."

      The following summarizes the unaudited consolidated balance sheets at September 30, 2004 and December 31, 2003.



($ in thousands)                                              September 30,   December 31,
                                                                 2004            2003
                                                                -------         ------
                          Assets
Current assets:
  Cash and cash equivalents                                     $10,009        $ 7,785
  Marketable securities                                           4,503              -
  Trade accounts receivable, net                                 30,523         18,481
  Prepaid expenses and other                                      1,243            958
  Deferred income taxes                                           5,168          2,196
                                                                -------        -------
     Total current assets                                        51,446         29,420
Goodwill, net                                                    21,738         18,749
Intangibles, net                                                     30             13
Property, equipment and software, net                             4,439          3,367
Restricted marketable securities and workers'
  compensation deposits                                           1,775          1,647
Deferred income taxes                                               758          1,041
Other assets                                                        399            436
                                                                -------        -------
                                                                $80,585        $54,673
                                                                =======        =======

           Liabilities and Stockholders' Equity

Current liabilities:
  Current portion of long-term debt                             $   348        $    88
  Income taxes payable                                            2,685              -
  Accounts payable                                                  430            727
  Accrued payroll, payroll taxes and related benefits            23,829         13,881
  Workers' compensation claims liabilities                        4,977          3,886
  Safety incentives liabilities                                   4,534          2,007
  Other accrued liabilities                                         606            361
                                                                -------        -------
    Total current liabilities                                    37,409         20,950
Long-term debt, net of current portion                            1,478            400
Customer deposits                                                   501            455
Long-term workers' compensation claims liabilities                4,576          1,031
Other long-term liabilities                                           -             45
Deferred gain on sale and leaseback                               1,067          1,158
Stockholders' equity                                             35,554         30,634
                                                                -------        -------
                                                                $80,585        $54,673
                                                                =======        =======


Outlook for Fourth Quarter 2004

      The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2004. The Company expects gross revenues for the fourth quarter to range from $144 million to $146 million and anticipates diluted earnings per share to range from $.35 to $.38 per share for the same period. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2004 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

      On October 28, 2004 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss third quarter 2004 operating results. To participate in the call, dial
(877)356-3717. The call identification number is 1430173. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning October 28, 2004 at 11:00 a.m. and ending November 4, 2004. To listen to the recording, dial (800)642-1687 and enter conference identification code 1430173.

      BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

      Statements in this release about future events or performance, including earnings expectations for the fourth quarter of 2004, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2003 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

                                      #####